EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Martin Marietta Materials, Inc. of our reports dated February 24, 2015, with respect to the consolidated financial statements of Martin Marietta Materials, Inc., and the effectiveness of internal control over financial reporting of Martin Marietta Materials, Inc., included in the 2014 Annual Report to Shareholders of Martin Marietta Materials, Inc.

Our audits also included the financial statement schedule of Martin Marietta Materials, Inc. listed in Item 15(a). This schedule is the responsibility of Martin Marietta Materials, Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 24, 2015, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-115918) pertaining to the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors, Martin Marietta Materials, Inc. Performance Sharing Plan and the Martin Marietta Materials, Inc. Savings and Investment Plan for Hourly Employees,

(2)	Registration Statement (Form S-8 No. 333-85608) pertaining to the Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors,

(3)	Registration Statement (Form S-8 No. 33-83516) pertaining to the Martin Marietta Materials, Inc. Omnibus Securities Award Plan, as amended,

(4)	Registration Statement (Form S-8 No. 333-15429) pertaining to the Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors, Martin Marietta Materials, Inc. Performance Sharing Plan and the Martin Marietta Materials, Inc. Savings and Investment Plan for Hourly Employees,

(5)	Registration Statement (Form S-8 No. 333-79039) pertaining to the Martin Marietta Materials, Inc. Stock-Based Award Plan, as amended; and

(6)	Registration Statement (Form S-8 No. 333-) pertaining to the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan and the Texas Industries, Inc. Management Deferred Compensation Plan, as assumed by Martin Marietta Materials, Inc.

of our reports dated February 24, 2015, with respect to the consolidated financial statements of Martin Marietta Materials, Inc. and the effectiveness of internal control over financial reporting of Martin Marietta Materials, Inc., incorporated by reference in this Annual Report (Form 10-K), and our report included in the preceding paragraph with respect to the financial statement schedule of Martin Marietta Materials, Inc. included in this Annual Report (Form 10-K) of Martin Marietta Materials, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP
Raleigh, North Carolina
February 24, 2015